Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	PEP TG INVESTMENTS GP L.L.C.
Address of Joint Filer:	c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Callaway Golf Company [CALY]
Date of Event
Requiring Statement (Month/Day/Year):	January 26, 2026
Designated Filer:	PEP TG Investments GP L.L.C.

Signature:

PEP TG INVESTMENTS GP L.L.C.

/s/ Michael Dominguez
Name: Michael Dominguez
Title: Authorized Signatory

Date: January 28, 2026

Name of Joint Filer:	PEP TG INVESTMENTS LP
Address of Joint Filer:	c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Callaway Golf Company [CALY]
Date of Event
Requiring Statement (Month/Day/Year):	January 26, 2026
Designated Filer:	PEP TG Investments GP L.L.C.

Signature:

PEP TG INVESTMENTS LP

PEP TG Investments GP L.L.C.

By:	/s/ Michael Dominguez
Name: Michael Dominguez
Title: Authorized Signatory

Date: January 28, 2026

Name of Joint Filer:	MICHAEL DOMINGUEZ
Address of Joint Filer:	c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Callaway Golf Company [CALY]
Date of Event
Requiring Statement (Month/Day/Year):	January 26, 2026
Designated Filer:	PEP TG Investments GP L.L.C.

Signature:

/s/ Michael Dominguez
MICHAEL DOMINGUEZ

Date: January 28, 2026

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